                                                                    Exhibit 10.9



                           ASSET PURCHASE AGREEMENT

                          dated as of March 28, 1997

                                by and between

                         GLACIER WATER SERVICES, INC.

                                      and

                           MCKESSON CORPORATION and
                        MCKESSON WATER PRODUCTS COMPANY

                       with respect to the assets of its

                              AQUA-VEND DIVISION

                               TABLE OF CONTENTS
                               -----------------

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.


                                   ARTICLE I

                           SALE OF ASSETS AND CLOSING

                                                                            Page
                                                                             No.
                                                                            ----
     1.01  Assets........................................................    1
     1.02  Liabilities...................................................    4
     1.03  Purchase Price; Allocation....................................    5
     1.04  Closing.......................................................    6
     1.05  Prorations; Reimbursements....................................    6
     1.06  Further Assurances............................................    7
     1.07  Third-Party Consents..........................................    8

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF MWP AND MCKESSON

     2.01  Organization..................................................     9
     2.02  Authority.....................................................     9
     2.03  No Conflicts..................................................    10
     2.04  Governmental Approvals and Filings............................    10
     2.05  Books and Records.............................................    11
     2.06  Financial Statements..........................................    11
     2.07  No Undisclosed Liabilities....................................    11
     2.08  Tax...........................................................    11
     2.09  Legal Proceedings.............................................    11
     2.10  Compliance With Laws and Orders...............................    12
     2.11  Benefit Plans; ERISA..........................................    12
     2.12  Real Property.................................................    12
     2.13  Tangible Personal Property....................................    13
     2.14  Intellectual Property Rights..................................    13
     2.15  Business Contracts............................................    14
     2.16  Location Agreements...........................................    14
     2.17  Licenses......................................................    14
     2.18  Employees; Labor Relations....................................    15
     2.19  Environmental Matters.........................................    15
     2.20  Inventory.....................................................    16
     2.21  Vehicles......................................................    16
     2.22  Entire Business...............................................    16
     2.23  Brokers.......................................................    16

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF GLACIER

                                                                            Page
                                                                             No.
                                                                            ----
     3.01  Organization..................................................    17
     3.02  Authority.....................................................    17
     3.03  No Conflicts..................................................    17
     3.04  Governmental Approvals and Filings............................    18
     3.05  Brokers.......................................................    18

                                   ARTICLE IV

                         COVENANTS OF MWP AND MCKESSON

     4.01  Delivery of Books and Records, etc............................    18
     4.02  Noncompetition................................................    18
     4.03  Licenses......................................................    20

                                   ARTICLE V

                              COVENANTS OF GLACIER

     5.01  Nonsolicitation of Employees..................................    21
     5.02  Removal of Property...........................................    21
     5.03  Use of Tradename..............................................    22
     5.04  Use of Toll-Free Telephone Number.............................    22

                                   ARTICLE VI

                       TAX MATTERS AND POST-CLOSING TAXES

     6.01  Transfer Taxes...............................................     22

                                  ARTICLE VII

                           EMPLOYEE BENEFITS MATTERS

     7.01  Offers........................................................    23
     7.02  Severance.....................................................    23
     7.03  COBRA Continuation Coverage...................................    23
     7.04  Benefit Plans.................................................    24
     7.05  Welfare Benefit and Worker's Compensation Claims..............    24
     7.06  WARN; Certain Indemnities.....................................    25

                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     8.01  Survival of Representations and Warranties....................    25

                                   ARTICLE IX

                                INDEMNIFICATION

     9.01  Indemnification...............................................    25

                                                                            Page
                                                                             No.
                                                                            ----
     9.02  Method of Asserting Claim.....................................    27
     9.03  Tax Treatment of Indemnity Payments...........................    27

                                   ARTICLE X

                                  DEFINITIONS
     10.01  Definitions..................................................    27

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.01  Notices......................................................    34
     11.02  Entire Agreement.............................................    35
     11.03  Expenses.....................................................    35
     11.04  Confidentiality..............................................    35
     11.05  Waiver.......................................................    36
     11.06  Amendment....................................................    36
     11.07  No Third Party Beneficiary...................................    36
     11.08  No Assignment; Binding Effect................................    36
     11.09  Headings.....................................................    37
     11.10  Governing Law................................................    37
     11.11  Counterparts.................................................    38

                                    EXHIBITS

     Exhibit A      General Assignment and Bill of Sale
     Exhibit B      Assumption Agreement
     Exhibit C      Secretary's Certificate of MWP
     Exhibit D      Opinion of Counsel to MWP and McKesson
     Exhibit E      Secretary's Certificate of Glacier

          This ASSET PURCHASE AGREEMENT dated as of March 28, 1997, is made and entered into by and between GLACIER WATER SERVICES, INC., a Delaware corporation ("Glacier"), and MCKESSON WATER PRODUCTS COMPANY, a California corporation
  -------
("MWP") and a wholly-owned subsidiary of MCKESSON CORPORATION, a Delaware
  ---
corporation ("McKesson").  Capitalized terms not otherwise defined herein have
              --------
the meanings set forth in Section 10.01.
                          -------------


          WHEREAS, MWP is engaged through its Aqua-Vend division in the business of manufacturing and operating coin-operated vending machines which filter and otherwise reduce impurities from "tap" water and dispense water ("Machines") to
                                                                  --------
customers (the "Business"); and
                --------

          WHEREAS, MWP desires to sell, transfer and assign to Glacier, and Glacier desires to purchase and acquire from MWP, certain of the assets of MWP relating to the operation of the Business, and in connection therewith, Glacier has agreed to assume certain of the liabilities of MWP relating to the Business, all on the terms set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and suffi ciency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                           SALE OF ASSETS AND CLOSING

          1.01  Assets.  (a)  Assets Transferred.  On the terms and subject to
                ------        ------------------
the conditions set forth in this Agreement, MWP will sell, transfer, convey, assign and deliver to Glacier, and Glacier will purchase and pay for, at the Closing, free and clear of all Liens, all of MWP's right, title and interest in, to and under the following Assets and Properties of MWP used or held for use in connection with the Business, except as otherwise provided in Section 1.01(b),
                                                              ---------------
as the same shall exist on the Closing Date (the "Assets"):
                                                  ------

         (i) Real Property Leases.  The leases and subleases of real property
             --------------------
     described in Section 1.01(a)(ii)(B) - Real Property LeasesSection
                                                               -------
     1.01(a)(i) of the Disclosure Schedule leased in connection with the
     -------------------------------------
     Business, including all "Water Stop" vending machine leases and subleases, to which MWP is the lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases (the "Real Property
                                                                  -------------
     Leases");
     ------

        (ii)  Inventory.  All inventories of bottles, parts, coins in coin-
              ---------
     changing mechanisms in Machines (for which Glacier shall reimburse MWP pursuant to Section 1.05(c)), office and other supplies, demonstration equipment, pack aging materials and other accessories related thereto, in each case, which are used or held for use by MWP in the conduct of the Business, together with all rights of MWP against suppliers of such inventories (the "Inventory");
                       ---------

        (iii) Tangible Personal Property.  All Machines (on location and in
              --------------------------
     storage) and all furniture, fixtures, equipment, and other tangible personal property (other than Inventory and Vehicles) used or held for use by MWP solely in the conduct of the Business (including but not limited to the Machines and other items listed in Section 1.01(a)(iii) of the
                                            ---------------------------
     Disclosure Schedule) (the "Tangible Personal Property");
     -------------------        --------------------------

         (iv)  Personal Property Leases.  The leases of Tangible Personal
               ------------------------
     Property (including but not limited to the leases described in Section
                                                                    -------
     1.01 (a) (iv) of the Disclosure Schedule as to which MWP is the lessee
     ----------------------------------------
     or sublessee, together with any options to purchase the underlying property (the "Personal Property Leases");
                     -----------------------

         (v)  Business Contracts.  The Contracts relating to the location and
              ------------------
     placement of Machines and such other customer location agreements (the "Location Agreements"), Machine maintenance agreements, purchase orders,
     --------------------
     and marketing, manufacturing and distribution arrangements described in
     Section 1.01(a)(v) of the Disclosure Schedule to which MWP is a party and
     ---------------------------------------------
     utilized in the conduct of the Business (the "Business Contracts");
                                                   ------------------

         (vi)  Prepaid Expenses.  All fees, taxes and other prepaid expenses
               ----------------
     (other than Trade Payments) paid by MWP relating to the Business or the Assets (the "Prepaid Expenses");
                  ----------------

         (vii)  Intangible Personal Property.  All goodwill, rights, privileges,
                ----------------------------
     claims, causes of action and options relating to the Business and the Assets, all of MWP's right, title and interest in, to and under the names "Aqua-Vend" or "The Water Stop" or any derivative thereof, and the Aqua-Vend logo, and all of MWP's trademarks, applications for trademarks, unregistered trademarks, Intellectual Property licenses, patents and applications for patents each as described in Section 1.01(a)(vii) of the Disclosure Schedule (the
                  -----------------------------------------------
     "Intangible Personal Property");
     -----------------------------

         (viii)  Licenses.  All Licenses (including applications therefor)
                 --------
     utilized in the conduct of the Business (the "Business Licenses");
                                                   -----------------

         (ix)  Vehicles.  The motor vehicles listed in Section 1.01(a)(ix) of
               --------                                ----------------------
     the Disclosure Schedule owned by MWP and used or held for use in the
     -----------------------
     conduct of the Business (the "Vehicles");
                                   --------

         (x)  Security Deposits.  All utility, tenant and other security
              -----------------
     deposits deposited by MWP relating or pertaining to the Business or the Assets (the "Security Deposits");
                  -----------------

         (xi)  Books and Records.  The Books and Records listed in Section
               -----------------                                   -------
     1.01(a)(xi) of the Disclosure Schedule used or held for use by MWP in the
     --------------------------------------
     conduct of the Business or otherwise relating to the Assets, other than the minute books, stock transfer books and corporate seal of MWP (the "Business
                                                                        --------
     Books and Records");
     -----------------

          (xii) Trade Payments.  All trade bonuses, slotting fees, machine
                --------------
     placement fees and prepaid commissions paid by MWP relating to the Business or the Assets (the "Trade Payments"), including, without limitation, those
                         --------------
     listed in Section 1.01(a)(xii) of the Disclosure Schedule; and
               -----------------------------------------------

        (xiii)  Other Assets and Properties.  All other Assets and Properties of
                ---------------------------
     MWP used or held for use solely in connection with the Business except as otherwise provided in Section 1.01(b) (the "Other Assets").
                           ---------------       ------------

          To the extent any of the Business Books and Records are items susceptible to duplication and are either (x) used in connection with any of MWP's businesses other than the Business or (y) are required by Law to be retained by MWP, MWP may deliver photostatic copies or other reproductions from which, in the case of Business Books and Records referred to in clause (xi), information solely concerning MWP's businesses other than the Business has been deleted.

          (b)  Excluded Assets.  Notwithstanding anything in this Agreement to
               ---------------
the contrary, the following Assets and Properties of MWP (the "Excluded Assets")
                                                               ---------------
shall be excluded from and shall not constitute Assets:

          (i) Cash.  Cash (including coins deposited into Machines for the
              ----
     purchase of water prior to the Closing Date, but excluding coins in coin-changing mechanisms in the

     Machines), commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents;

         (ii)  Insurance.  Life insurance policies of officers and other
               ---------
     employees of MWP and all other insurance policies whether or not relating to the operation of the Business;

        (iii)  Employee Benefit Plans.  All assets owned or held by any trust or
               ----------------------
     other funding vehicle established pursuant to any Benefit Plan;

         (iv)  Tax Refunds.  All refunds or credits, if any, of Taxes due to
               -----------
     MWP;

         (v) Corporate Records.  All Books and Records of MWP other than those
             -----------------
     listed in Section 1.01(a)(xi) of the Disclosure Schedule.
               ----------------------------------------------

        (vi) Litigation Claims.  Any rights (including indemnification) and
             -----------------
     claims and recoveries under litigation of MWP against third parties arising out of or relating to events prior to the Closing Date;

        (vii)  Excluded Obligations.  The rights of MWP in, to and under all
               --------------------
     Contracts of any nature, the obligations of MWP under which expressly are not assumed by Glacier pursuant to Section 1.02(b);
                                        ---------------

       (viii)  Leased Vehicles.  The motor vehicles leased by MWP, whether or
               ---------------
     not used or held for use in connection with the Business (the "Leased
                                                                    ------
     Vehicles");
     --------

         (ix)  Regeneration Facility.  All Assets and Properties used or held
               ---------------------
     for use by MWP solely in connection with the regeneration of resins.

          (x) Other Assets.  The items described in Section 1.01(b)(viii) of the
              ------------                          ----------------------------
     Disclosure Schedule; and
     -------------------

         (xi) Rights under this Agreement.  MWP's rights under this Agreement.
              ---------------------------

          1.02  Liabilities.  (a)  Assumed Liabilities.  In connection with the
                -----------        -------------------
sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, Glacier will assume and agree to pay, perform and discharge when due the following obligations of MWP arising in connection with the operation of the Business, as the same shall exist on the Closing Date (the "Assumed Liabilities"), and no others:
                                -------------------

          (i) Real Property Lease Obligations.  All obligations of MWP under the
              -------------------------------
     Real Property Leases arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date;

         (ii)  Personal Property Lease Obligations.  All obligations of MWP
               -----------------------------------
     under the Personal Property Leases arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date; and

        (iii)  Obligations under Contracts and Licenses.  All obligations of MWP
               ----------------------------------------
     under the Business Contracts and Business Licenses arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date.

          (b) Retained Liabilities.  Except for the Assumed Liabilities, Glacier
              --------------------
shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of MWP (including, without limitation, those related to the Business) of any kind, character or description whatsoever (the "Retained Liabilities"). MWP shall discharge in a
                             --------------------
timely manner or shall make adequate provision for all of the Retained Liabilities, provided that MWP shall have the ability to contest, in good faith,
             --------
any such claim relating to any of the Retained Liabilities asserted in respect thereof by any Person other than Glacier and its Affiliates.

          1.03  Purchase Price; Allocation.  (a)  Purchase Price.  The aggregate
                --------------------------        --------------
purchase price for the Assets and for the covenant of MWP contained in Section
                                                                       -------
4.02 is $9,000,000 (the "Purchase Price") and is payable at the Closing in cash,
----                     --------------
in the manner provided in Section 1.04.
                          ------------

          (b) Allocation of Purchase Price.  Glacier and MWP shall negotiate in
              ----------------------------
good faith to determine the allocation of the consideration paid by Glacier for the Assets, such allocation to be decided upon within 60 days after the Closing Date. Each party hereto agrees (i) that any such allocation shall be consistent with the requirements of Section 1060 of the Code and the regulations thereunder, (ii) to complete jointly and to file separately Form 8594 with its Federal income Tax Return consistent with such allocation for the tax year in which the Closing Date occurs and (iii) that no party will take a position on any income, transfer or gains Tax Return, before any Governmental or Regulatory Authority charged with the collection of any such Tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation without the consent of the other party.

          1.04  Closing.  The Closing will take place at the offices of Milbank,
                -------
Tweed, Hadley & McCloy, 601 South Figueroa Street, 30th Floor, Los Angeles, California, or at such other place as Glacier and MWP mutually agree, at 10:00 A.M. local time on the Closing Date. At the Closing, Glacier will deliver, among other things, the Purchase Price by wire transfer of immediately available funds to such account as MWP may reasonably direct by written notice delivered to Glacier. Simultaneously, (a) MWP will assign and transfer to Glacier good and valid title in and to the Assets (free and clear of all Liens) by delivery of (i) a General Assignment and Bill of Sale substantially in the form of Exhibit A hereto (the "General Assignment"), duly executed by MWP, (ii) an
---------              ------------------
assignment of the Intellectual Property in form and substance reasonably satisfactory to Glacier, (iii) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Glacier's counsel, as shall be effective to vest in Glacier good title to the Assets (the General Assignment and the other instruments referred to in clauses
(ii) and (iii) being collectively referred to herein as the "Assignment
                                                             ----------
Instruments"), and (b) Glacier will assume from MWP the due payment, performance
-----------
and discharge of the Assumed Liabilities by delivery of (i) an Assumption Agreement substantially in the form of Exhibit B hereto (the "Assumption
                                       ---------              ----------
Agreement"), duly executed by Glacier, and (ii) such other good and sufficient
---------
instruments of assumption, in form and substance reasonably acceptable to MWP's counsel, as shall be effective to cause Glacier to assume the Assumed Liabilities as and to the extent provided in Sec tion 1.02(a) (the Assumption
                                             ----------------
Agreement and such other instruments referred to in clause (ii) being collectively referred to herein as the "Assumption Instruments"). At the
                                        ----------------------
Closing, there shall also be delivered to MWP and Glacier the opinions, certificates and other contracts, documents and instruments as reasonably requested by Glacier or MWP.

          1.05  Prorations; Reimbursements.  The following prorations relating
                --------------------------
to the Assets and the ownership and operation of the Business will be made as of the Closing Date, with MWP liable to the extent such items relate to any time period prior to the Closing Date and Glacier liable to the extent such items relate to periods beginning with and subsequent to the Closing Date: (a) rents, taxes and other items payable by MWP under the Real Property Leases; and (b) the amount of rents, taxes (including, without limitation, any personal property taxes) and charges for sewer, water, telephone, electricity and other utilities relating to the Business and the Assets. In addition, Glacier shall reimburse MWP for the following items as of the

Closing Date: (x) the unamortized portion of all Prepaid Expenses, (y) all refundable Security Deposits, and (z) coins in coin-changing mechanisms in the Machines being sold by MWP hereunder. Except as otherwise agreed by the parties, the net amount of all such prorations and reimbursements will be settled and paid as soon as reasonably practicable after the Closing Date and at such time as the amount of the expenses listed in (a) and (b) above are known to the parties.

          1.06  Further Assurances; Post-Closing Cooperation.  (a) At any time
                --------------------------------------------
or from time to time, at Glacier's request and without further consideration, MWP shall execute and deliver to Glacier such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and infor mation and take such other actions as Glacier may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Glacier, and to confirm Glacier's title to, all of the Assets, and, to the full extent permitted by Law, to put Glacier in actual possession and operating control of the Business and the Assets and to assist Glacier in exercising all rights with respect thereto, and otherwise to cause MWP to fulfill its obligations under this Agreement and the Operative Documents.

          (b) MWP hereby agrees to fully cooperate and promptly assist Glacier and its Representatives in a commercially reason able manner: (i) to demand and receive from time to time any and all the Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof;
(ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Glacier may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Glacier may reasonably request, including, without limitation, full and prompt cooperation and assistance with Glacier's efforts to dispute or reduce any property taxes assessed against the Business or the Assets by a Governmental or Regulatory Authority. Glacier hereby agrees to fully cooperate and promptly assist MWP and its counsel in a commercially reasonable manner to defend or compromise any or all Actions or Proceedings with respect to the Business.

          (c) Each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts there from, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns,
(ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

          (d) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business not referred to in paragraph (c) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by McKesson, MWP or Glacier in accordance with this paragraph shall be held confidential by such party in accordance with Section 11.04.
                              -------------

          (e) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relation ship in litigation or arbitration, the furnishing of information, documents or records in accordance with paragraphs (c) or (d) of this Section shall be subject to applicable rules relating to discovery.

          (f) Glacier acknowledges that the listing of Assets in the Disclosure Schedule referenced in this Agreement has been prepared by MWP on the basis of the most recent compilation of data that was available to MWP at the time of preparation and is not necessarily correct in all respects as of the Closing Date. MWP agrees that the Disclosure Schedules shall be deemed to include all additions to such compilations from the date of the compilation through the Closing Date. To the best knowledge of MWP, since the date of such compilations there have been no material dispositions of Assets outside the ordinary course of the Business which are not included in such compilations.


          1.07  Third-Party Consents.  To the extent that any Real Property
                --------------------
Lease, Personal Property Lease, Business Contract or Business License is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. MWP and Glacier shall use their best efforts on a commercially reasonable basis to obtain the consent of such other party to the assignment of any such Real Property Lease, Personal Property Lease, Bus iness Contract or Business License to Glacier in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, MWP shall cooperate with Glacier in any reasonable arrangement designed to provide for Glacier the benefits intended to be assigned to Glacier under the relevant Real Property Lease, Personal Property Lease, Busi ness Contract or Business License, including (i) entering into a mutually satisfactory subcontracting or similar agreement with Glacier and (ii) enforcement at the cost and for the account of Glacier of any and all rights of MWP against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Glacier shall have no obligation pursuant to Section
                                                                         -------
1.02 or otherwise with respect to any such Real Property Lease, Personal
----
Property Lease, Business Contract or Business License.


                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF MWP AND MCKESSON

          MWP and McKesson, jointly and severally, hereby represent and warrant to Glacier as follows:

          2.01  Organization.  Each of MWP and McKesson is a corporation duly
                ------------
organized, validly existing and in good standing under the laws of its state of incorporation. MWP has full corporate power and authority to conduct the Business as and to the extent now conducted and to own, use and lease the Assets. MWP is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which it conducts the Business or holds any of the Assets except such jurisdictions, if any, in which the failure to be so qualified or in good standing would not have a material adverse effect upon the Business.

          2.02  Authority.  Each of MWP and McKesson has full corporate power
                ---------
and authority to execute and deliver this Agreement and the Operative Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to sell and transfer (pursuant to this Agreement) the Assets. The execution and delivery by each of MWP and McKesson of this Agreement and the Operative Documents to which it is a party, and the performance by each of MWP and McKesson of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of MWP and McKesson, respectively, no other corporate action on the part of MWP, McKesson or their respective stockholders being necessary. This Agreement has been duly and validly executed and delivered by each of MWP and McKesson and constitutes, and upon the exe cution and delivery by each of MWP and McKesson of the Operative Documents to which it is a party, such Operative Documents will constitute, legal, valid and binding obligations of MWP and McKesson enforceable against MWP and McKesson in accordance with their terms.

          2.03  No Conflicts.  The execution and delivery by each of MWP and
                ------------
McKesson of this Agreement do not, and the execution and delivery by each of MWP and McKesson of the Operative Docu ments to which it is a party, the performance by each of MWP and McKesson of its obligations under this Agreement and such Operative Documents and the consummation of the transactions contemplated hereby and thereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other comparable corporate charter documents) of MWP or McKesson;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.04 of the Disclosure
                                                ------------------------------
Schedule, conflict with or result in a violation or breach of any term or
--------
provision of any Law or Order applicable to MWP, McKesson or any of their Assets and Properties, except where such conflict could not reasonably be expected to have a material adverse effect on the Business or the Assets; or

          (c) except as disclosed in Section 2.03 of the Disclosure Schedule,
                                     ---------------------------------------
(i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require MWP or McKesson to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon MWP, McKesson or any of their Assets and Properties under, any Contract or License to which MWP or McKesson is a party or by which any of their Assets and Properties is bound, except where such conflict, default, failure or result could not reasonably be expected to have a material adverse effect on the Business or the Assets.

          2.04  Governmental Approvals and Filings.  Except as disclosed in
                ----------------------------------
Section 2.04 of the Disclosure Schedule, no consent, approval or action of,
---------------------------------------
filing with or notice to any Governmental or Regulatory Authority on the part of MWP or McKesson is required in connection with the execution, delivery and per formance of this Agreement or any of the Operative Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

          2.05  Books and Records.  Except as set forth in Section 2.05 of the
                -----------------                          -------------------
Disclosure Schedule, none of the Business Books and Records is recorded, stored,
-------------------
maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of one or more Employees.

          2.06  Financial Statements.  All of the financial statements to be
                --------------------
delivered to Glacier pursuant to Section 4.04 of this Agreement (i) will be
                                 ------------
prepared from the Books and Records of MWP in accordance with GAAP, (ii) will fairly present the financial condition and results of operations of the Business as of the respective dates thereof and for the respective periods covered thereby, and (iii) will be compiled from Business Books and Records regularly maintained by management and used to prepare the financial statements of MWP in accordance with the principles stated therein. MWP has maintained the Business Books and Records in a manner sufficient to permit the preparation of such financial statements in accordance with GAAP, the Business Books and Records fairly reflect, in all material respects, the income, expenses, assets and liabilities of the Business and the Business Books and Records provide a fair and accurate basis for the preparation of the financial statements to be delivered to Glacier in accordance with Section 4.04.
                                        ------------

          2.07  No Undisclosed Liabilities.  Except as disclosed in Section 2.07
                --------------------------                          ------------
of the Disclosure Schedule or any other Section of the Disclosure Schedule,
--------------------------
there are no Liabilities against, relating to or affecting the Business or any of the Assets, other than Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the Condition of the Business.

          2.08  Taxes.  There are no Liens for Taxes upon any of the Assets and,
                -----
to the Knowledge of MWP and McKesson, no event has occurred which with the passage of time or the giving of notice, or both, could reasonably be expected to result in a Lien for Taxes on any of the Assets. Glacier will not assume or otherwise become liable for any Taxes relating to the Business or the Assets for any period ending on or before the Closing Date.

          2.09  Legal Proceedings.  Except as disclosed in Section 2.09 of the
                -----------------                          -------------------
Disclosure Schedule (with paragraph references corresponding to those set forth
-------------------
below):

          (a) there are no Actions or Proceedings pending or, to the Knowledge of MWP or McKesson, threatened against, relating to or affecting MWP or McKesson with respect to the Business or any of its Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Documents or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Documents to Glacier, or
(ii) if determined adversely to MWP or McKesson, could reasonably be expected to result in any injunction or other equitable relief that would interfere in any material respect with the Business;

          (b) there are no facts or circumstances Known to MWP or McKesson that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

          (c) there are no Orders outstanding against MWP or McKesson with respect to the Business.

          2.10  Compliance With Laws and Orders.  Except as disclosed in Section
                -------------------------------                          -------
2.10 of the Disclosure Schedule, each of MWP and McKesson is not, nor has it at
-------------------------------
any time within the last five (5) years been, nor has it received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Business or the Assets, except where such violation or default could not reasonably be expected to have a material adverse effect on the Business or the Assets.

          2.11  Benefit Plans; ERISA.  MWP does not have an obligation to
                --------------------
contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA with respect to any Employee or former Employee and no Employee is covered by a collective bargaining agreement. No transaction contemplated by this Agreement will result in liability to the Pension Benefit Guaranty Corporation under Section 4069 of ERISA with respect to Glacier, MWP, McKesson or any corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA, and no event, condition or set of circumstances exists or existed that could result in any such liability with respect to Glacier, MWP, McKesson or any such corporation or organization.

          2.12  Real Property.  (a) MWP has a valid and subsisting leasehold
                -------------
estate in and the right to quiet enjoyment of the real properties subject to the Real Property Leases described in Section 1.01(a)(i) of the Disclosure Schedule
                                  ---------------------------------------------
for the full term thereof.  Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of MWP and of each other Person that is a party thereto, and except as set forth in
Section 2.12(a) of the Disclosure Schedule, there is no, nor has MWP received
------------------------------------------
any notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. MWP does not owe any brokerage commissions with respect to any such leased space.

          (b) MWP has delivered to Glacier prior to the execution of this Agreement true and complete copies of all Real Property Leases (including any amendments and renewal letters).

          (c) Except as disclosed in Section 2.12(c) of the Disclosure Schedule,
                                     ------------------------------------------
the improvements on the real properties subject to the Real Property Leases are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used.

          2.13  Tangible Personal Property.  MWP is in possession of and has
                --------------------------
good title to, or has valid leasehold interests in or valid rights under Contract to use, all the Tangible Personal Property. All the Tangible Personal Property is free and clear of all Liens other than Liens disclosed in Section
                                                                      -------
2.13 of the Disclosure Schedule, and is in good working order and condition,
-------------------------------
ordinary wear and tear excepted other than as disclosed in Section 1.01(a)(iii)
                                                           --------------------
of the Disclosure Schedule, and its use complies in all material respects with
--------------------------
all applicable Laws.

          2.14  Intellectual Property Rights.  MWP has interests in or uses only
                ----------------------------
the Intellectual Property disclosed in Section 1.01(a)(vii) of the Disclosure
                                       --------------------------------------
Schedule in connection with the conduct of the Business, each of which MWP
--------
either has all right, title and interest in or a valid and binding rights under
Contract to use.   Except as disclosed in Section 2.14 of the Disclosure
                                          ------------------------------
Schedule, (i) MWP has the exclusive right to use the Intellectual Property
--------
disclosed in Section 1.01(a)(vii) of the Disclosure Schedule, (ii) all
             -----------------------------------------------
registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by MWP to maintain their validity or effectiveness, (iii) MWP has taken reasonable security measures to protect the secrecy, confiden tiality and value of its trade secrets in respect of the Business and (iv) to the Knowledge of MWP and McKesson, no such Intellec tual Property is being infringed by any other Person. Except as disclosed in Section 2.14 of the Disclosure
                                            ------------------------------
Schedule, neither MWP nor McKesson has received notice that MWP is infringing
--------
any Intellectual Property of any other Person in connection with the conduct of the Business, no claim is pending or, to the Knowledge of MWP and McKesson, has been made to such effect that has not been resolved and, to the Knowledge of MWP and McKesson, MWP is not infringing any Intellectual
Property of any other Person in connection with the conduct of the Business.

          2.15  Business Contracts.  (a) Section 1.01(a)(v) of the Disclosure
                ------------------       ------------------------------------
Schedule contains a true and complete list of all material Business Contracts
--------
used or held for use in the Business. Each Business Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in

Section 2.15(a) of the Disclosure Schedule none of  MWP, McKesson or, to the
------------------------------------------
Knowledge of MWP and McKesson, any other party to such Business Contract is, or has received notice that it is, in violation or breach of or default under any such Business Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Business Contract) in any material respect; and

          (b) Except as disclosed in Section 2.15(b) of the Disclosure Schedule,
                                     ------------------------------------------
(i) the execution, delivery and performance by each of MWP and McKesson of this Agreement and the Operative Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon MWP or McKesson or any of its Assets and Properties under, any Business Contract, and (ii) neither MWP nor McKesson is a party to or bound by any Business Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other Business Contracts, materially adverse to the Condition of the Business.

          2.16  Location Agreements.  Except as disclosed in Section 2.16 of the
                -------------------                          -------------------
Disclosure Schedule, the execution, delivery and performance by each of MWP and
-------------------
McKesson of this Agreement and the Operative Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in or give to any Person any right to retain any of the unamortized portion of the Trade Payments paid under each Location Agreement should any such Location Agreement be terminated prior to its term.

          2.17  Licenses.  Except as disclosed in Section 2.17 of the Disclosure
                --------                          ------------------------------
Schedule, (with paragraph references corresponding to those set forth below):
--------

          (a) MWP owns or validly holds all Licenses that are material, individually or in the aggregate, to the Business;

          (b) Each Business License (other than pending applications therefor) is valid, binding and in full force and effect, except where a failure to maintain such License could not reasonably be expected to have a material adverse effect on the Business or the Assets.

          (c) MWP is not, nor has MWP or McKesson received any notice that MWP is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Business License, except where such default could not reasonably be expected to have a material adverse effect on the Business or the Assets; and

          (d) the execution, delivery and performance by each of MWP and McKesson of this Agreement and the Operative Docu ments to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termi nation, cancellation, acceleration or modification in or with respect to,
     (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon MWP, McKesson or any of their Assets and Properties under, any Business License.

          2.18  Employees; Labor Relations.  Except as disclosed in Section 2.18
                --------------------------                          ------------
of the Disclosure Schedule, no Employee is presently a member of a collective
--------------------------
bargaining unit and, to the Knowledge of MWP and McKesson, there are no threatened or con templated attempts to organize for collective bargaining purposes any of the Employees.

          2.19  Environmental Matters.  (a) Except as disclosed in Section
                ---------------------                              -------
2.19(a) of the Disclosure Schedule, to the knowledge of MWP or McKesson, neither
----------------------------------
MWP, McKesson nor any previous owner, lessee, tenant, occupant or user of the real property which is subject to the Real Property Leases (the "Real Property")
                                                                 -------------
used, generated, manufactured, treated, handled, refined, processed, released, discharged, stored or disposed of any Hazardous Materials on or under the Real Property in violation of any Hazardous Materials Laws, or transported any Hazardous Materials to or from the Real Property in violation of any Hazardous Materials Laws. Except as disclosed in Section 2.19(a) of the Disclosure
                                       ---------------------------------
Schedule, to the knowledge of MWP or McKesson, no underground tanks or
--------
underground deposits of Hazardous Materials exist on, under or in the Real Property, in each case except in compliance with all Hazardous Materials Laws.

          (b) Except as disclosed in Section 2.19(b) to the Disclosure Schedule,
                                     ------------------------------------------
to the knowledge of MWP or McKesson, as of the Closing Date, there are no (i) enforcement, clean-up, removal, mitigation or other governmental or regulatory actions instituted or, to the knowledge of MWP or McKesson, contemplated or threatened pursuant to any Hazardous Materials Laws affecting the Real Property,
(ii) claims made or threatened by any person or Governmental Body relating to the Real Property against the Real Property, MWP or McKesson relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials nor (iii) any occurrence or condition on the Real Property that could subject to the Real Property to any material restrictions on occupancy, transferability or use under any Hazardous Materials Laws.

          2.20  Inventory.  All the Inventory consists of a quality and quantity
                ---------
usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for damage and outdated items. All items included in the Inventory are the property of MWP, free and clear of any Lien, have not been pledged as collateral, are not held by MWP on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

          2.21  Vehicles.  Section 1.01(a)(ix) of the Disclosure Schedule
                --------   ----------------------------------------------
contains a true and complete list of all motor vehicles owned by MWP and used or held for use in the conduct of the Business (except for the Leased Vehicles included in the Excluded Assets). Except as disclosed in Section 2.21 of the
                                                          -------------------
Disclosure Schedule, MWP has good and valid title to each Vehicle, free and
-------------------
clear of all Liens.

          2.22  Entire Business.  The sale of the Assets by MWP to Glacier
                ---------------
pursuant to this Agreement will effectively convey to Glacier the entire Business and all of the tangible and intan gible property used by MWP (whether owned, leased or held under license by MWP, by any of MWP's Affiliates or by others) solely in connection with the conduct of the Business as heretofore conducted by MWP (except for the Excluded Assets). Except as disclosed in
Section 2.22 of the Disclosure Schedule, there are no shared facilities or
---------------------------------------
services which are used in connection with the Business and any other business or operations of MWP or any of MWP's Affiliates.

          2.23  Brokers.  All negotiations relative to this Agreement and the
                -------
transactions contemplated hereby have been carried out by MWP and McKesson directly with Glacier without the intervention of any Person on behalf of MWP or McKesson in such manner as to give rise to any valid claim by any Person against

Glacier for a finder's fee, brokerage commission or similar payment.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF GLACIER

          Glacier hereby represents and warrants to MWP and McKesson as follows:

          3.01  Organization.  Glacier is a corporation duly organized, validly
                ------------
existing and in good standing under the Laws of the State of Delaware. Glacier has full corporate power and authority to enter into this Agreement and the Operative Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          3.02  Authority.  The execution and delivery by Glacier of this
                ---------
Agreement and the Operative Documents to which it is a party, and the performance by Glacier of its obligations here under and thereunder, have been duly and validly authorized by the Board of Directors of Glacier, no other corporate action on the part of Glacier or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Glacier and constitutes, and upon the execution and delivery by Glacier of the Operative Documents to which it is a party, such Operative Documents will constitute, legal, valid and binding obligations of Glacier enforceable against Glacier in accordance with their terms.

          3.03  No Conflicts.  The execution and delivery by Glacier of this
                ------------
Agreement do not, and the execution and delivery by Glacier of the Operative Documents to which it is a party, the performance by Glacier of its obligations under this Agreement and such Operative Documents and the consummation of the transactions contemplated hereby and thereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Glacier;

          (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Glacier or any of its Assets and Properties; or

          (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Glacier to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Glacier or any of its Assets or Properties under, any Contract or License to which Glacier is a party or by which any of its Assets and Properties is bound.

          3.04  Governmental Approvals and Filings.  No consent, approval or
                ----------------------------------
action of, filing with or notice to any Governmental or Regulatory Authority on the part of Glacier is required in connection with the execution, delivery and performance of this Agreement or the Operative Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

          3.05  Brokers.  All negotiations relative to this Agreement and the
                -------
transactions contemplated hereby have been carried out by Glacier directly with MWP and McKesson without the intervention of any Person on behalf of Glacier in such manner as to give rise to any valid claim by any Person against MWP or McKesson for a finder's fee, brokerage commission or similar payment.


                                   ARTICLE IV

                         COVENANTS OF MWP AND MCKESSON

          MWP and McKesson, jointly and severally, covenant and agree with Glacier that after, for the period specified herein or, if no period is specified herein, indefinitely, MWP and McKesson will comply with all covenants and provisions of this Article IV, except to the extent Glacier may otherwise
                       ----------
consent in writing.

          4.01  Delivery of Books and Records, etc.  On the Closing Date, MWP
                -----------------------------------
and McKesson will deliver or make available to Glacier at the locations at which the Business is conducted all of the Business Books and Records and such other Assets as are in MWP's or McKesson's possession at other locations, and if at any time MWP or McKesson discovers in its possession or under its control any other Business Books and Records or other Assets, it will forthwith deliver such Business Books and Records or other Assets to Glacier.

          4.02  Noncompetition.  (a)  Each of MWP and McKesson will, for a
                --------------
period of five (5) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates:

           (i) participating or engaging in (other than through the beneficial ownership of 5% or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, the business of manufacturing and/or operating vending machines which filter and otherwise reduce impuri ties from "tap" water and dispense such water to customers (the "Water Vending Business") in any jurisdiction
                              ----------------------
     within the United States;

          (ii) employing, engaging or seeking to employ or engage (other than through a general solicitation to which such employee independently responds) any Person who within the prior 12 months had been an employee of Glacier or any of its Affiliates engaged in the Business, unless such employee (A) resigns voluntarily (without any solicitation from MWP or any of its Affiliates) or (B) is terminated by Glacier or any of its Affiliates after the Closing Date;

         (iii) causing or attempting to cause (A) any client, customer or supplier of the Business to terminate or materially reduce its business with Glacier or any of its Affiliates or (B) any officer, employee or consultant of Glacier or any of its Affiliates engaged in the Business to resign or sever a relationship with Glacier or any of its Affiliates; or

          (iv) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Business, Glacier or any customer or supplier of the Business or Glacier;

provided, however, the foregoing shall not prohibit MWP, McKesson or any of
--------  -------
their Affiliates from (i) operating vending machines that dispense water exclusively in prefilled, prepackaged bot tles, (ii) supplying regenerated resin to other water companies within the United States, (iii) selling bottles that transport vended water or such other products that facilitate the sale of vended water, or (iv) purchasing all or substantially all of the stock or assets of (x) any other Person engaged in the Water Vending Business so long as the Water Vending Business is not the principal line of business of such other Person or
(y) any other Person who operates a plant or facility that directly vends water through machines attached to a central purification facility. If MWP or any of its Affiliates purchase all or substantially all of the stock or assets of any other Person pursuant to the preceding clause (iv), MWP or McKesson shall, or shall cause such Affiliate to, promptly offer the assets comprising the Water Vending Business of such other Person to Glacier and, if Glacier is interested in purchasing such assets, the parties shall negotiate in good faith to consummate a sale of such assets to Glacier for fair consideration. If Glacier determines that it is not interested in purchasing such assets, or if the parties cannot agree on a fair purchase price for the assets, MWP or any of its Affiliates may operate such business.

          (b) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

          (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and MWP and McKesson hereby consent to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.


          4.03  Licenses.  MWP and McKesson will make available true and
                --------
complete copies of all material Licenses used or held for use in the Business (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each.

          4.04  Financial Statements.  MWP and McKesson agree to provide to
                --------------------
Glacier, within 60 days after the Closing Date and at MWP's sole cost and expense, true and complete copies of the following financial statements:

          (a) the audited balance sheets of the Business as of March 31, 1997, 1996, 1995 and 1994, and the related audited consolidated statements of operations, Stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Deloitte & Touche LLP, and all letters from such accountants with respect to the results of such audits; and

          (b) the unaudited balance sheets of the Business as of December 31, 1996, and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the nine months then ended;

provided, however, that MWP may provide Glacier, in lieu of those items in
--------  -------
paragraphs (a) and (b) above, with the financial state ments of the Business for those periods and in such form as the Securities and Exchange Commission (the

"Commission") deems necessary to allow Glacier to meet its obligation to file
-----------
such financial statements regarding the transaction contemplated hereby with the Commission, pursuant to the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations related thereto.

          (c) MWP agrees to provide Glacier, within 30 days after the Closing Date and at MWP's sole cost and expense, (i) the unaudited internal monthly income statements of the Business for each of the monthly periods ending January 31, 1996 through March 28, 1997, and (ii) the unaudited quarterly income statements of the Business for each of the quarters ended March 31, June 30, September 30, and December 31, 1996.


                                   ARTICLE V

                              COVENANTS OF GLACIER

          Glacier covenants and agrees with MWP and McKesson that Glacier will comply with all covenants and provisions of this Article V, except to the extent
                                                 ---------
MWP or McKesson may otherwise consent in  writing.

          5.01  Nonsolicitation of Employees.  (a)  Glacier will, for a period
                ----------------------------
of five (5) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates, employing, engaging or seeking to employ or engage (other than through a general solicitation to which such employee indepen dently responds) any Person who within the prior 12 months had been an employee of McKesson or any of its Affiliates who have not been engaged in the Business, unless such employee (A) was transferred to Glacier at Closing in connection with the sale of the Business, (B) resigns voluntarily (without any solicitation from Glacier or any of its Affiliates), or (C) is terminated by McKesson or any of its Affiliates after the Closing Date.

          5.02  Removal of Property.  To the extent that MWP or McKesson retains
                -------------------
any facility or related real property lease that is used in connection with both the Business and the businesses of MWP or McKesson which are not being transferred to Glacier under this Agreement, within sixty (60) days after the Closing Date, Glacier shall remove all Assets and Properties being sold to Glacier hereunder from such facilities. Such removal shall be at the sole cost and risk of Glacier, including risk of loss and damage to such Assets and Properties. MWP shall have no liabi lity to Glacier with respect to such removal and transportation. Glacier shall be responsible for any repairs to MWP's retained facilities that become necessary as a result of damage caused by Glacier, its employees or agents in connection with the removal of Glacier's Assets and Properties.

          5.03  Use of Tradename.  Within 60 days after the Closing Date,
                ----------------
Glacier shall remove the trade name "Sparkletts" or any reference thereto from the Assets.

          5.04  Use of Toll-Free Telephone Number.  Within 60 days after the
                ---------------------------------
Closing Date, Glacier will use its best efforts to transfer to Glacier and assume operation of, with the commerci ally reasonably cooperation of MWP, the operation and maintenance of the toll-free, customer service telephone number that is currently displayed on the Machines (the "800 Numbers"). MWP shall maintain the 800 Numbers and the customer service personnel related thereto until such time as Glacier notifies MWP that the 800 Numbers have been transferred. Upon the receipt of appropriate documentation, Glacier shall promptly reimburse MWP for all reasonable costs incurred by MWP to maintain the 800 Numbers, including salaries of customer service personnel, through the date that Glacier notifies MWP of such transfer.

                                  ARTICLE VI

                       TAX MATTERS AND POST-CLOSING TAXES

          6.01  Transfer Taxes.  McKesson and MWP, on the one hand, and Glacier,
                --------------
on the other hand, shall each pay one-half of all sales, use, transfer, real property transfer, recording, gains, stamp, duty, stock transfer and other similar taxes and fees or liability for such taxes or fees ("Transfer Taxes") arising out of or in connection with the transactions effected pursuant to this Agreement. Within 60 days after the Closing Date, each party shall provide to the other party copies of all Tax Returns and other documents required to be filed by such party with respect to Transfer Taxes that arise out of or in connection with the transactions effected pursuant to this Agreement, with evidence of payment thereof. McKesson and MWP, on the one hand, and Glacier, on the other hand, shall indemnify, defend, and hold harmless the other party on an after-Tax basis with respect to such party's portion of such Transfer Taxes, as provided in this Section 6.01.
                 ------------

                                  ARTICLE VII

                           EMPLOYEE BENEFITS MATTERS

          7.01  Offers.  Glacier intends to offer employment to the Employees
                ------
listed on Exhibit A hereto on an at-will basis on the Closing Date (a
          ---------
"Probationary Offer").  Each Employee who accepts a Probationary Offer shall be
-------------------
compensated at the same salary paid by MWP immediately prior to the Closing Date, until such Employee is either terminated within the 90-day period or offered continued employment (a "Non-probationary Offer") with Glacier. Glacier
                                 ----------------------
shall have no obligation to (i) make any Non-probationary Offers to any of the Employees or (ii) offer compensation substantially the same as the compensation provided by MWP immediately prior to the Closing Date for Employees given a Non-probationary Offer.

          7.02  Severance.  MWP shall make available severance payments and
                ---------
other benefits in accordance with the terms of MWP's severance plan, as it is in effect on the Closing Date (the "Severance Plan"), to any Employee who accepts
                                 --------------
a Probationary Offer if that Employee should cease to be employed by Glacier on or before the 90th day after the Closing Date for any reason other than voluntary termination by the Employee; provided, however, that MWP shall also
                                       -----------------
make available benefits under the Severance Plan for any Employee who voluntarily terminates employment with Glacier on or before the 90th day after the Closing Date if a Non-probationary Offer by Glacier (i) would require the Employeeto work at a location more than 50 surface miles farther from Employee's residence than was required when the Employee was employed by MWP, or (ii) would pay the Employee a salary that was less than 90% of the salary the Employee was being paid by MWP immediately prior to the Closing Date.

          7.03  COBRA Continuation Coverage.  MWP shall offer continued coverage
                ---------------------------
under MWP's group health plan to the extent required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), to each Employee. MWP shall pay an amount equal to its current contribution for group health coverage on behalf of any Employee who accepts a Probationary Offer for such continued coverage until the 90th day following the Closing Date, provided that: (i) the
                                                        --------
Employee has elected to continue coverage; (ii) the Employee pays an amount equal to the employee's rate of contribution in effect as of the Closing Date for such continued coverage; and (iii) the Employee remains in the employ of Glacier during the 90-day period. Glacier shall reimburse MWP for all amounts paid pursuant to this Section 7.03. MWP and McKesson shall indemnify and hold
                      ------------
harmless Glacier and its Affiliates from and against any Liability, costs, and expenses, with respect to any obligation of MWP or McKesson to provide health care continuation coverage under COBRA for any Employee who accepts a Non-Probationary Offer.

          7.04  Benefit Plans.  Any Employee who accepts a Non-probationary
                -------------
Offer and who begins active employment with Glacier (a "Transferred Employee"),
                                                        --------------------
shall cease to participate in all Benefit Plans (except as otherwise stated herein or as may be required by any Laws or by the terms of any Benefit Plan) and shall be eligible to participate in Glacier's employee pension and welfare benefit plans, programs, policies and arrangements ("Glacier's Benefit Plans")
                                                     -----------------------
as of the effective date of such Transferred Employee's hire date. Glacier shall provide a Transferred Employee with employee benefits based under Glacier's current employee benefit plan(s), giving each Transferred Employee credit for all periods of employment with MWP up to a maximum of 5 years of employment with MWP. MWP and McKesson shall indemnify and hold harmless Glacier and its Affiliates from any Liability, costs, and expenses, with respect to any Liability of MWP or McKesson that may arise under any Benefit Plan.

          7.05  Welfare Benefit and Worker's Compensation Claims.  (a) MWP shall
                ------------------------------------------------
retain sole responsibility for all dental, medical, life insurance and disability expenses and benefits for each Transferred Employee and covered dependents of such Transferred Employee with respect to claims incurred prior to the Closing Date by such person. Glacier shall have sole responsibility, in accordance with the terms of any of Glacier's welfare plans, for expenses and benefits with respect to claims incurred in respect of the Transferred Employeeof any Trans ferred Employee on or after the Closing Date. For purposes of this Section 7.05, a claim is deemed to be incurred when (A) with respect to
        ------------
medical or dental benefits, the medical or dental services giving rise to such claim are performed and (B) with respect to life or disability benefits, when the event giving rise to such claim occurs.

          (b) MWP shall retain all Liabilities covered by MWP's workers' compensation plan to the extent any such Liability arises out of or relates to work-related illnesses or injuries caused by events occurring prior to the Closing Date, even if such illnesses or injuries continue after the Closing Date. Glacier shall be responsible for any such Liability after the Closing Date, provided, however, that MWP shall reimburse Glacier for any Liability
      --------  -------
arising out of or relating to a stress-related claim by any Employee who accepts a Probationary Offer but does not receive a Non-probationary Offer. Glacier will reimburse MWP for MWP's costs of providing workers' compensation coverage for Liabilities that are Glacier's responsibility pursuant to this paragraph
                                                                   ---------
7.05(b).
-------

          (c) All Employees shall, as of the Closing Date, be covered by Glacier's workers' compensation plan. Any Employee who does not become a Transferred Employee shall continue to be covered by MWP's workers' compensation plan to the extent required by law.

          7.06  WARN; Certain Indemnities.  Without limiting the generality of
                -------------------------
the obligations of MWP and McKesson under Sec tion 7.03, MWP shall indemnify and
                                          -------------
hold harmless Glacier and its Affiliates from and against any and all Liability, costs and expenses that may arise (i) with respect to any obligations and liabilities under the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state law with respect to any Employees terminated by MWP (at any time after the Closing date) or by Glacier (if such termination is within 90 days after the Closing date), or (ii) by reason of the severance from the service of MWP of any Employee not offered, or continued in, employment by Glacier.


                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES


          8.01  Survival of Representations and Warranties.  Notwithstanding any
                ------------------------------------------
right of Glacier (whether or not exercised) to investigate the Business, or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Glacier, MWP and McKesson have the right to rely fully upon the representations and warranties of the other contained in this Agreement. The representations and warranties of Glacier, MWP and McKesson contained in this Agreement will survive the Closing until the first anniversary of the Closing Date; provided that any representation or warranty that would otherwise terminate in accordance with the foregoing will continue to survive with respect to a particular claim for indemnification if a written notice shall have been timely given under Article
                                                                       -------
IX on or prior to such termination date, until such claim for indemnification
--
has been satisfied or otherwise resolved.


                                   ARTICLE IX

                                INDEMNIFICATION

          9.01  Indemnification.

                ---------------

          (a) MWP and McKesson shall indemnify the Glacier Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of MWP or McKesson contained in this Agreement or (ii) a Retained Liability, up to an aggregate amount of $4,500,000;

provided, however, that indemnification for any misrepresentation or breach of
-----------------
warranty under Section 2.08 or Section 2.19 of this Agreement shall not exceed
               ------------    ------------
an aggregate amount of $9,000,000, taking into account any other sums paid or to be paid pursuant to this Article XI under an indemnification claim.

          (b) Notwithstanding the foregoing paragraph (a), MWP and McKesson shall only be obligated to indemnify the Glacier Indemnified Parties for a misrepresentation or breach of warranty under Section 2.16 of this Agreement
                                              ------------
resulting from, arising out of or relating to a termination of any Location Agreement after the Closing Date, in an amount not to exceed the unamortized portion of the Trade Payment, only if (i) Glacier has not committed a material breach under such terminated Location Agreement after the Closing Date, (ii) Glacier does not enter into a new location contract with such terminating party relating to the Water Vending Business after the Closing Date and (iii) Glacier does not recover the unamortized portion of the Trade Payment from such terminating party.

          (c) No amounts of indemnity shall be payable in the case of a claim by a Glacier Indemnified Party under this Section 9.01, unless a Glacier
                                       ------------
Indemnified Party has suffered, incurred, sustained or become subject to Losses referred to in such Sections in excess of $90,000 in the aggregate, in which event a Glacier Indemnified Party shall be entitled to claim indemnity for the full amount of such Losses.

          (d) Glacier shall indemnify the MWP Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Glacier contained in this Agreement or (ii) an Assumed Liability. No amounts of indemnity shall be payable in the case of a claim by an MWP Indemnified Party under this Section 9.01, unless an MWP Indemnified Party has
                             ------------
suffered, incurred, sustained or become subject to Losses referred to in such Sections in excess of $90,000 in the aggregate, in which event an MWP Indemnified Party shall be entitled to claim indemnity for the full amount of such Losses.

          9.02  Method of Asserting Claim.  In the event that any claim is
                -------------------------
asserted against any party hereto, or any party hereto is made a party defendant in any Action or Proceeding, and such claim, Action or Proceeding involves a matter which is the subject of a claim for indemnification under this Article, then such party (an "Indemnified Party") shall give written notice to Glacier or
                     -----------------
MWP and McKesson, as the case may be (the "Indemnifying Party"), of such claim,
                                           ------------------
Action or Proceeding, and such Indemnifying Party shall have the right to join in the defense of said claim, Action or Proceeding at such Indemnifying Party's own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken and if the Indemnified Party is reasonably assured of the Indemnifying Party's ability to satisfy such agreement, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, Action or Proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, Action or Proceeding at its own cost and expense.

          9.03  Tax Treatment of Indemnity Payments.  Any indemnity payment made
                -----------------------------------
under this Agreement shall for all tax purposes be deemed as an adjustment to the Purchase Price.


                                   ARTICLE X

                                  DEFINITIONS

          10.01  Definitions.  (a)  Defined Terms.  As used in this Agreement,
                 -----------        -------------
the following defined terms have the meanings indicated below:

          "Actions or Proceedings" means any action, suit, proceeding,
           ----------------------
arbitration or Governmental or Regulatory Authority investigation or audit.

          "Affiliate" means any Person that directly, or indirectly through one
           ---------
of more intermediaries, controls or is controlled by or is under common control with the Person speci fied. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

          "Agreement" means this Asset Purchase Agreement and the Exhibits, the
           ---------
Disclosure Schedule and the Schedules hereto, as the same shall be amended from time to time.

          "Assets" has the meaning ascribed to it in Section 1.01(a).
           ------                                    ---------------

          "Assets and Properties" of any Person means all assets and properties
           ---------------------
of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, investment assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and intellectual property.

          "Assignment Instruments" has the meaning ascribed to it in Section
           ----------------------                                    -------
1.04.
----

          "Assumed Liabilities" has the meaning ascribed to it in Section
           -------------------                                    -------
1.02(a).
-------

          "Assumption Agreement" has the meaning ascribed to it in Section 1.04.
           --------------------                                    ------------

          "Assumption Instruments" has the meaning ascribed to it in Section
           ----------------------                                    -------
1.04.
----

          "Benefit Plan" means any Plan established by MWP, or any predecessor
           ------------
or Affiliate of MWP, existing at the Closing Date or prior thereto, to which MWP contributes or has contributed on behalf of any Employee, former Employee or director, or under which any Employee, former Employee or director of MWP or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

          "Books and Records" of any Person means all files, documents,
           -----------------
instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets and Properties of such Person, including without limitation, financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

          "Business" has the meaning ascribed to it in the forepart of this
           --------
Agreement.

          "Business Books and Records" has the meaning ascribed to it in Section
           --------------------------                                    -------
1.01(a)(xi).
-----------

          "Business Combination" means with respect to any Person, any merger,
           --------------------
consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

          "Business Contracts" has the meaning ascribed to it in Section
           ------------------                                    -------
1.01(a)(v).
----------

          "Business Day" means a day other than Saturday, Sunday or any day on
           ------------
which banks located in the State of California are authorized or obligated to close.

          "Business Licenses" has the meaning ascribed to it in Section
           -----------------                                    -------
1.01(a)(viii).
-------------

          "Closing" means the closing of the transactions contemplated by
           -------
Section 1.04.
------------

          "Closing Date" means March 28, 1997.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended, and the
           ----
rules and regulations promulgated thereunder.

          "Condition of the Business" means the business, condition (financial
           -------------------------
or otherwise), results of operations and Assets and Properties of the Business.

          "Contract" means any agreement, lease, license, evidence of
           --------
Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

          "Disclosure Schedule" means the record delivered to Glacier by MWP
           -------------------
herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by MWP pursuant to this Agreement.

          "Employee" means, as at any time, each employee of MWP then engaged
           --------
solely in the operation of the Business.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and the rules and regulations promulgated thereunder.

          "Excluded Assets" has the meaning ascribed to it in Section 1.01(b).
           ---------------                                    ---------------

          "GAAP" means generally accepted accounting principles, consistently
           ----
applied throughout the specified period and in the immediately prior comparable period.

          "General Assignment" has the meaning ascribed to it in Section 1.04.
           ------------------                                    ------------

          "Glacier" has the meaning ascribed to it in the forepart of this
           -------
Agreement.

          "Glacier Indemnified Parties" means Glacier and its officers,
           ---------------------------
directors, employees, agents and Affiliates.

          "Governmental or Regulatory Authority" means any court, tribunal,
           ------------------------------------
arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "Hazardous Materials" shall mean any flammable, explosive, radioactive
           -------------------
materials, asbestos, compounds known as polychlorinated biphenyls, chemicals now known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under the Hazardous Materials Laws.

          "Hazardous Materials Laws" means any and all present and future
           ------------------------
federal, state and local laws that relate to or impose liability or standards of conduct concerning the environment, as now or hereafter in effect and as have been or hereafter may be amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), Hazardous Materials Transportation Act (42 U.S.C. 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Toxic Substances Control Act (14 U.S.C. 2601 et seq.), the Clean Air Act (42 U.S.C. 7901 et seq.), the National Environmental Policy Act (42 U.S.C. 4231 et seq.), the Refuse Act (33 U.S.C. 407 et seq.), the Safe Drinking Water Act (42 U.S.C. 300(f) et seq.), and all rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder, and the provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

          "Indebtedness" of any Person means all obligations of such Person (i)
           ------------
for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

          "Indemnified Party" has the meaning ascribed to it in Section 9.02.
           -----------------                                    ------------

          "Indemnifying Party" has the meaning ascribed to it in Section 9.02.
           ------------------                                    ------------

          "Intangible Personal Property" has the meaning ascribed to it in
           ----------------------------
Section 1.01(a)(vii).
--------------------

          "Intellectual Property" means all patents and patent rights,
           ---------------------
trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

          "Inventory" has the meaning ascribed to it in Section 1.01(a)(ii).
           ---------                                    -------------------

          "Knowledge" or "Known" means, with respect to any corporation, the
           ---------      -----
knowledge of any officer, director or employee of such corporation.

          "Laws" means all laws, statutes, rules, regulations, ordinances and
           ----
other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "Liabilities" means all Indebtedness, obligations and other
           -----------
liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

          "Licenses" means all licenses, permits, certificates of authority,
           --------
authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

          "Liens" means any mortgage, pledge, assessment, security interest,
           -----
lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

          "Loss" means any and all damages, fines, fees, penalties,
           ----
deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

          "MWP" has the meaning ascribed to it in the forepart of this
           ---
Agreement.

          "MWP Indemnified Parties" means MWP and its officers, directors,
           -----------------------
employees, agents and Affiliates.

          "Operative Documents" means, collectively, the General Assignment and
           -------------------
the other Assignment Instruments, and the Assumption Agreement and the other Assumption Instruments.

          "Order" means any writ, judgment, decree, injunction or similar order
           -----
of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "Other Assets" has the meaning ascribed to it in Section 1.01(a)(xiv).
           ------------                                    --------------------

          "Person" means any natural person, corporation, general partnership,
           ------
limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "Personal Property Leases" has the meaning ascribed to it in Section
           ------------------------                                    -------
1.01(a)(iv).
-----------

          "Plan" means any bonus, incentive compensation, deferred compensation,
           ----
pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

          "Prepaid Expenses" has the meaning ascribed to it in Section
           ----------------                                    -------
1.01(a)(vi).
-----------

          "Purchase Price" has the meaning ascribed to it in Section 1.03(a).
           --------------                                    ---------------

          "Real Property Leases" has the meaning ascribed to it in Section
           --------------------                                    -------
1.01(a)(i).
----------

          "Representatives" are the officers, directors, employees, agents,
           ---------------
counsel, accountants, financial advisors, consultants and other representatives of a specified company.

          "Retained Liabilities" has the meaning ascribed to it in Section
           --------------------                                    -------
1.02(b).
-------

          "Security Deposits" has the meaning ascribed to it in Section
           -----------------                                    -------
1.01(a)(x).
----------

          "Tangible Personal Property" has the meaning ascribed to it in Section
           --------------------------                                    -------
1.01(a)(vii).
------------

          "Tax Returns" means all tax returns, reports, statements and other
           -----------
documents (including any amendments) required to be supplied to any Governmental or Regulatory Authority with respect to Taxes.

          "Taxes" means all taxes, charges, fees, levies or other assessments,
           -----
including but not limited to all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, social security, unemployment, excise, estimated, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, including all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon a Person or its Assets and Properties.

          "Trade Payments" has the meaning ascribed to it in Section
           --------------                                    -------
1.01(a)(xii).
------------

          "Vehicles" has the meaning ascribed to it in Section 1.01(a)(ix).
           --------                                    -------------------

          (b) Construction of Certain Terms and Phrases.  Unless the context of
              -----------------------------------------
this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of MWP in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.


                                   ARTICLE XI

                                 MISCELLANEOUS

          11.01  Notices.  All notices, requests and other communications
                 -------
hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

          If to Glacier, to:

          Glacier Water Services, Inc.
          2261 Cosmos Court
          Carlsbad, CA  92009
          Facsimile No.:  (619) 930-1206
          Attn:  Mr. Jerry R. Welch

          with a copy to:

          Milbank, Tweed, Hadley & McCloy
          601 South Figueroa Street, 30th Floor
          Los Angeles, CA  90017
          Facsimile No.:  (213) 629-5063
          Attn:  Kenneth J. Baronsky, Esq.

          If to MWP, to:

          McKesson Water Products Company
          3280 East Foothill Boulevard, Suite 400
          Pasadena, CA  91107
          Facsimile No.:  (818) 585-9923
          Attn:  Mr. Charles Norris

          with a copy to:

          McKesson Corporation
          One Post Street, 34th Floor
          San Francisco, CA  94104-5296
          Facsimile No.:  (415) 983-9369
          Attn:  Vice President and General Counsel

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt,if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

          11.02  Entire Agreement.  This Agreement and the Operative Documents
                 ----------------
and the other agreements contemplated hereby and thereby supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof between the parties, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

          11.03  Expenses.  Except as otherwise expressly pro vided in this
                 --------
Agreement, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Documents and the transactions contemplated hereby and thereby.

          11.04  Confidentiality.  Each party hereto will hold, and will use its
                 ---------------
best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the trans actions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the
                                        --------
foregoing restrictions will not apply
to Glacier's use of documents and information concerning the Business, the Assets or the Assumed Liabilities furnished by MWP hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

          11.05  Waiver.  Any term or condition of this Agreement may be waived
                 ------
at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

          11.06  Amendment.  This Agreement may be amended, supplemented or
                 ---------
modified only by a written instrument duly executed by or on behalf of each party hereto.

          11.07  No Third Party Beneficiary.  The terms and pro visions of this
                 --------------------------
Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article IX.
                                            ----------

          11.08  No Assignment; Binding Effect.  Neither this Agreement nor any
                 -----------------------------
right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Glacier may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article IX)
                                                                     ----------
to a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment shall relieve Glacier of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          11.09  Headings.  The headings used in this Agreement have been
                 --------
inserted for convenience of reference only and do not define or limit the provisions hereof.

          11.10  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the Laws of the State of California applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

          11.11  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement has been duly exe cuted and delivered by the duly authorized officer of each party as of the date first above written.

                              GLACIER WATER SERVICES, INC.


                              By: /s/ Jerry R. Welch
                                ___________________________
                                 Jerry R. Welch
                                 Chief Executive Officer and
                                 Chairman of the Board


                              MCKESSON WATER PRODUCTS COMPANY


                              By: /s/ Charles A. Norris
                                 ___________________________
                                 Charles A. Norris
                                 President


                              MCKESSON CORPORATION


                              By: /s/ Charles A. Norris
                                 ____________________________
                                 Charles A. Norris
                                 Vice President